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                                                                       Exhibit 3

                              AES Ironwood, L.L.C.

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                  THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of October 4, 1999 by AES Ironwood, Inc. ("AES") pursuant to and in accordance with the Limited Liability Company Act of 1992 of the State of Delaware and any successor statute (the "Act").

                  WHEREAS, AES Ironwood, L.L.C. (the "Company") was formed by AES as its sole Initial Shareholder by the filing of a Certificate of Formation on October 30, 1998, and the execution of the AES Ironwood, L.L.C. Limited Liability Company Agreement on November 1, 1998, (the "Original Agreement"); and

                  WHEREAS, AES, the sole Shareholder of the Company, desires to amend the Original Agreement;

                  NOW, THEREFORE, AES does hereby certify and agree as follows:

                                    ARTICLE I
                                  ORGANIZATION

                  Section 1.1 Formation. The Company has been formed as a Delaware limited liability company by the filing of a certificate of formation (the "Certificate") under and pursuant to Section 18-201 of the Act and the filing of a copy of the Certificate in the Office of the Secretary of State of the State of Delaware.

                  Section 1.2 Name. The name of the Company is AES Ironwood, L.L.C., or such other name as the Members (as defined herein) may determine from time to time and all Company business shall be conducted in such name or such other names that comply with applicable law and as the Members may designate from time to time.
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                  Section 1.3 Registered Office; Registered Agent; Principal
Office. The registered office of the Company in the State of Delaware shall be 1013 Centre Road, Wilmington, New Castle, Delaware 19805, or at such other location as the Officers may from time to time agree. The registered agent at such address for service of process on the Company in the State of Delaware shall be The Corporation Service Company, or such other person or persons as the Officers may designate from time to time in the manner provided by law.

                  Section 1.4 Purpose. The purpose of the Company is to engage in any business or activity that now or hereafter is not forbidden by Section 18-106 of the Act and which it may lawfully undertake under the law of any jurisdiction in which the Company engages in its business.

                  Section 1.5 Term. The term of the Company shall commence on the date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until terminated in accordance with the terms hereof.

                                   ARTICLE II
                  MEMBERS; OWNERSHIP; DISPOSITION OF INTERESTS

                  Section 2.1 Members. The Members of the Company shall be those persons or entities listed on Schedule 1 hereto (each, a "Member" and, jointly, the "Members"), all of which are hereby admitted to the Company.

                  Section 2.2 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, and wherever located, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold its property in its own name or in the name of a nominee, which may be one of the Members or an affiliate thereof, or any trustee or agent designated by the Members.

                  Section 2.3 Disposition of Interests.

                  (a) No interest in the Company of any Member (a "Membership Interest") may be disposed of, in whole or in

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part, without the prior written consent of all the Members, which consent may be granted or withheld by each such member in its sole and absolute discretion.

                  (b) The person to which a Member's Membership Interest is sold, assigned, transferred or exchanged shall have no right to be admitted as a Member of the Company unless (i) the Membership Interest is sold, assigned, transferred or exchanged by a Member who was properly admitted as such pursuant to the terms hereof, (ii) each Member effecting the sale, assignment, transfer or exchange and the person to whom the Membership Interest is sold, assigned, transferred or exchanged executes and delivers a document to the other Members containing a representation and warranty by each Member effecting such sale, assignment, transfer or exchange and the person to which such Membership Interest is sold, assigned, transferred or exchanged to the effect that such sale, assignment, transfer or exchange was made in accordance with all laws and regulations, including securities laws, applicable to such Member or person, as appropriate and (iii) all of the requirements of Section 2.3(c) are satisfied with respect to such admission.

                  (c) A person to whom a Membership Interest is sold, assigned, transferred or exchanged shall be admitted as a Member of the Company if (i) the existing Members consent (which consent may be granted or withheld by each such member in its sole and absolute discretion) to such admission, and (ii) the Company receives a document setting forth (A) the notice and payment address and facsimile number of the person to be admitted to the Company as a Member, (B) the written acceptance by such person of all the terms and provisions of this Agreement, (C) an agreement by such person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being obtained, (D) a power of attorney in the form of Section 8.1 hereof executed by such person and (E) the effective date of the sale, assignment, transfer or exchange.

                  Section 2.4 Additional Members. Additional persons may be admitted as Members in the Company, without the sale, assignment, transfer or exchange by an existing Member of all or any part of its Membership Interest, only with the consent

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of all of the existing Members and upon the making of such capital contribution, if any, as the existing Members shall require from such person. In such event, the percentages of the existing and additional Members shall be adjusted pro rata or assigned, as the case may be, to reflect the capital contribution, if any, of such additional Member. If the additional Member makes no capital contribution, the existing Members shall assign a percentage to the additional Member and the percentages of the existing Members shall be adjusted accordingly.

                  Section 2.5 Form of Certificates. Each Member shall receive a certificate in such form as prescribed by the Directors ("Director" defined as a member of the Board elected as provided in Section 4.2.) and by any applicable law, which certificate shall certify the interest of such Member in the Company.

                  Section 2.6 Membership Interests as Securities. All Membership Interests in the Company shall be "securities" governed by Article 8 of the Uniform Commercial Code in any jurisdiction (a) that has adopted revisions to
Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (b) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company

                  Section 2.7 Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall always and hereafter be solely the debts, obligations, and liabilities of the Company and no Member shall have any personal liability for any obligation of the Company, whether such obligations arise in contract, tort or otherwise, except to the extent that any such obligations are expressly assumed in writing by such Member.

                  Section 2.8 Resignation. A Member does not have the right or power to resign or withdraw from the Company as a Member unless an additional member or members have been

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properly admitted in accordance with Section 2.3(c) or Section 2.4.

                                   ARTICLE III
                  CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS

                  Section 3.1 Percentage Interests. For all purposes of this Agreement, the term Percentage Interest with respect to a particular Member shall mean that percentage interest set forth on Schedule 1 opposite such Member's name.

                  Section 3.2 Capital Contributions.

                  (a) Each Member has made an initial capital contribution to the Company in the aggregate amount set forth opposite such Member's name on
Schedule 1 hereto. Except as required by law, no Member shall have an obligation to make additional capital contributions to the Company.

                  (b) Except as may be required by law, at no time during the term of the Company shall a Member with a negative balance in its Capital Account (as defined herein) have any obligation to the Company or to the other Members to restore such negative balance.

                  Section 3.3 Capital Accounts. Each Member's capital account ("Capital Account") shall be maintained on the books of the Company for each Member and the balance of each Member's Capital Account shall be equal to such Member's initial capital contribution pursuant to Section 3.2 above, and shall be (i) increased by (A) the aggregate amount of such Member's additional capital contributions to the Company, (B) the book value of property contributed by such Member to the Company, net of liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code, and (C) profits and items of income and gain allocated to such Member, and
(ii) shall be decreased by (A) cash distributions to such Member from the Company, (B) the book value of property distributed in kind to such Member, net of liabilities secured by such property that such Member is deemed to assume or take subject to under Code Section 752, and (C) losses and items of loss or deduction allocated to such Member. The provisions of this Agreement relating to the

                                       5
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maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)
of Treasury Regulations pursuant to the Code and shall be interpreted and applied in a manner consistent with such regulation. To the extent such provisions are inconsistent with such regulations or are incomplete with respect thereto, the Capital Accounts of the Member shall be maintained in accordance with such regulations.

                  Section 3.4 Allocations and Distributions.

                  (a) Profits and losses of the Company for each fiscal year shall be allocated pro rata to the Members according to the Percentage Interests.

                  (b) Every item of income, gain, loss, deduction, credit or tax preference entering into the computation of profits and losses, or applicable to the period during which such profits or losses were recognized, shall be considered allocated to each Member in the same proportion as profits or losses are allocated to such Members.

                  (c) Distributions to the Members shall be shared pro rata according to the Percentage Interests. Distributions may be made from time to time in such amounts as the Directors in their discretion shall determine. Immediately prior to a distribution of property other than cash, the Capital Accounts shall be adjusted as provided in Treasury Regulation ss. 1.704-1(b)(2)(iv)(f).

                  (d) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

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                  (e) The allocation of profits and losses, pursuant to Section
3.4 hereof shall not result in any Member having an Adjusted Capital Account Deficit at the end of any fiscal year. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.4(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after making all other allocations provided for hereunder on the basis that the allocation provisions of this Section 3.4(e) are of no force or effect and such allocation does not create or increase an Adjusted Capital Account Deficit of any other Member.

                  (f) If a Membership Interest has been transferred during a fiscal year, distributions shall be made, as among the transferor and the transferee, to the person owning the Member's Membership Interest on the date of the distribution. Profits, losses and items allocated under this Section 3.4 (other than income or loss from a capital event) shall be allocated by the number of days each person held the Membership Interest (except if the transferor and the transferee agree to the contrary and so advise the other Members in writing within 10 days after the end of the Fiscal Year in which the assignment occurs) and profits or losses from any capital event shall be allocated to the holder of the Membership Interest on the day the capital event occurred during such fiscal year.

                  (g) In connection with any distribution, whether upon winding up of the Company or otherwise and whether or not it shall constitute a return of capital, no Member shall have the right to demand or receive property other than cash, although the liquidator may distribute property other than cash. No Member shall have priority over any other Member either as to the return of its capital contribution or as to allocation of profits or losses of the Company.

                                       7
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                  (h) If any Company property has a book value different from its adjusted tax basis to the Company for U.S. federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder, or otherwise), allocations of taxable income, gain, loss and deductions under this Section 3.4(h) with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in the same manner as under Code Section 704(c) or the principle set forth in Treasury Regulation
Section 1.704-1(b)(2)(iv)(g), as the case may be. Each item of income, gain, loss, deduction and credit and all other items governed by Code Section 702(a) shall be allocated among the Members in proportion to the allocation of profits, losses and other items to such Members hereunder, provided that any gain recognized from any disposition of a Company asset which is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of profits, losses or other items which include such depreciation or amortization, but not in excess of the gain otherwise allocable to each such Member. Except as set forth in this Section 3.4(h), allocations for tax purpose of items of income, gain, loss and deduction, and credits and basis therefor, shall be made in the same manner as allocations for book purposes as set forth in Section 3.4(a). Allocations pursuant to this Section 3.4(h) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement, or Membership Interest.

                                       8
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                                   ARTICLE IV
                            MANAGEMENT AND OPERATION

                                   ARTICLE IV

                                   MANAGEMENT

                  4.1. Management of Company. As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested in a Board of Directors (the "Board") and, subject to the direction of the Board, the Officers, who shall collectively constitute "managers" of the Company within the meaning of the Act. No Member, by virtue of having the status of a Member, shall solely have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as specifically provided in this Agreement, the authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board (subject to Section 4.2) and the Officers (subject to Section 4.4 and the direction of the Board) shall have full power and authority to do all legal things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company

                  4.2 The Board of Directors.

                  (a) Number; Term of Office; Qualifications; Vacancies. The number of Directors that shall constitute the whole Board shall be three (3). Vacancies and newly created directorships resulting from any increase in the authorized

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number of directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director, and the Directors so chosen shall hold office, subject to Sections 4.2(c) and 4.2(d), until the next meeting of Members and until their respective successors are elected and qualified.

                  (b) Directors. The initial Board shall be those persons listed on Schedule 2 hereto, who shall serve until successor Directors are elected pursuant to Section 4.2(a).

                  (c) Resignation. Any Director may resign at any time by giving written notice of such resignation to the Board or the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective and each Director so chosen shall hold office as provided in this Agreement in the filling of other vacancies.

                  (d) Removal. Any Director may be removed, with or without cause, by the vote or by the written consent of the holders of a majority of the issued and outstanding Membership Interests.

                  (e) Regular Meetings; Notice. Regular meetings of the Board shall be held at such time and at such place as the Board may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof.

                  (f) Special Meetings; Notice. A special meeting of the Board may be called at any time by the President or any person acting in the place of the President and shall be called by the President or by the Secretary upon receipt of a written request to do so specifying the matter or matters

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appropriate for action at such a meeting that are proposed to be presented at the meeting and signed by at least two Directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the date, time and place thereof shall be given by mail, telephone or personally.

                  (g) Quorum. A majority of the whole Board shall constitute a quorum for the transaction of business, but in the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcing the meeting, until such time as a quorum is present. Except as otherwise required by this Agreement, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

                  (h) Informal Action By Directors. Any action required or permitted to be taken at a meeting of the Board or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board or of such committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote.

                  (i) Indemnification of Directors and Officers. The Company shall indemnify to the full extent permitted by the laws of the State of Delaware, as from time to time in effect, the Directors and Officers of the Company.

                  (j) Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Officer or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Officer or Director of the Company.

                  4.3 Meetings of Members.

                  (a) Special Meetings. A special meeting of Members may be called by the Board or the President or holders of not

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less than one-tenth (1/10) of the Membership Interests entitled to vote at the meeting. Any such meeting shall be held on such date and at such time and place as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

                  (b) Quorum. A majority of the holders of Membership Interests present in person or represented by proxy at a meeting shall constitute a quorum at a meeting of Members.

                  (c) Vote. The affirmative vote of the majority of the Membership Interests represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the Members.

                  (d) Informal Action by Members. Any action which may be taken at a meeting of Members may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the Members having not less than the minimum number of votes that would be necessary to take such action at a meeting at which Members entitled to vote thereon were present and voted. Such consent shall have the same force and effect as if such action had been taken at a meeting of Members.

                  4.4 Officers.

                  (a) In General. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, powers, authority and duties described below in this Section 4.4. Initial Officers shall be those persons listed on Schedule 2 hereto, who shall serve until successor Officers are elected Section 4.4(b).

                  (b) Election; Qualification. The Officers of the Company shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board may elect one or more other Officers as it may from time to time determine. Any one or more offices may be held by the same person.

                  (c) Term of Office. Each Officer shall hold office from the time of such Officer's election and qualification to

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the time at which such Officer's successor is elected and qualified, unless such
Officer shall die or resign or shall be removed pursuant to Section 4.4(d).

                  (d) Resignation. Any Officer may resign at any time by giving written notice of such resignation to the Board or the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (e) Removal. Any Officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board.

                  (f) Vacancies. A vacancy however caused in any office of the Company may be filled for the unexpired portion of the term in the manner provided in this Agreement for election or appointment of such office.

                  (g) President. The President shall be the chief executive officer of the Company and shall have general charge of the business and affairs of the Company subject however to the right of the Board to confer specified powers on Officers and subject generally to the direction of the Board. The President shall preside at all meetings of Members and of the Board.

                  (h) Vice President. The Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board.

                  (i) Secretary. The Secretary shall keep the minutes of all meetings of Members and of the Board. The Secretary shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise from time to time be assigned to the Secretary, subject to the direction of the Board.

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                  (j) Treasurer. The Treasurer shall have care of all funds and securities of the Company and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board. The Board may delegate to the Treasurer the power to designate a bank or banks as depositories for the funds of the Company and to designate signatories for the Company's bank accounts, including authorization of the use of facsimile signatures, and to change such signatories from time to time, and the Board may authorize the Treasurer to delegate any of the Treasurer's powers to any other Officer or agent of the Company.

                  (k) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other persons.

                  4.5. Duties of Officers and Directors. Except as otherwise specifically provided in this Agreement, the duties and obligations owed to the Company and to the Members by the Officers of the Company and by members of the Board, and any such duties that may be owed by any Member or by any affiliate of any Member, shall be the same as the respective duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and any such duties that may be owed to such corporation by any similarly situated stockholder or affiliate thereof, respectively.

                                    ARTICLE V
                                      TAXES

                  Section 5.1 Tax Returns.

                  (a) The Company shall file a partnership tax return in the United States at the end of each fiscal year and for tax purposes it is the intent of the Members that the Company be taxed as a partnership in the United States for U.S. federal, state, and local tax purposes. The Company is hereby designated to be the "Tax Matters Partner" for U.S. federal income tax purposes pursuant to Section 6231 of the Code with

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

respect to all taxable years of the Company. The Tax Matters Partner shall prepare or cause to be prepared all tax returns required of the Company.

                  (b) The Tax Matters Partner shall, to the extent permitted by applicable law and regulations, and upon obtaining any necessary approval of the United States Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other U.S. federal income tax elections in such manner, as it determines to be most favorable to the Members. The Tax Matters Partner shall at the Company's expense defend all tax audits and litigation with respect to the Company's tax returns, and shall not undertake any act which would cause the books, records, or tax returns of the Company or the Members to be inconsistent with such acts, elections and steps taken by the Company.

                  (c) The Tax Matters Partner shall, upon the written request of any Member, cause the Company to file an election under Code Section 754 and the Treasury Regulations thereunder to adjust the basis of the Company's assets under Code Section 734(b) or 743(b) and a corresponding election under the applicable sections of U.S. state and local law.

                                   ARTICLE VI
                                BOOKS AND REPORTS

                  Section 6.1 Books of Account. The Company shall maintain its books and records and shall determine all items of profits and losses and distributions on a cash basis in accordance with principles applicable in determining taxable income or loss for federal income tax purposes for partnerships and consistent with accounting methods used by the Company in determining taxable income or loss for U.S. federal income tax purposes. The Company shall also keep all other records necessary or convenient to record the Company's business and affairs and sufficient to record the determination and allocation of all profits, losses, distributions and other amounts as may be provided for herein.

                  Section 6.2 Reports. As soon as practicable after the end of each fiscal year, there shall be prepared and delivered to each Member a financial statement for the Company

                                       15
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consisting of the following: (i) income statements and balance sheets for such fiscal year showing separately the computation of profits or losses and (ii) the amount of the distributions to the Members and the effect of such distributions on the balance sheet of the Company and the Capital Accounts of each Member, and
(iii) a report reviewed setting forth in sufficient detail all such information and data with respect to the business transactions effected by or involving the Company during such fiscal year as shall enable each Member to prepare all its tax returns in accordance with all relevant laws, rules and regulations then prevailing.

                  Section 6.3 Access to Books. The books and records of the Company shall be available to each Member or its representatives for inspection and audit upon reasonable notice during normal business hours at the principal office of the Company. The Company shall cause the auditors to cooperate in such inspection and audit and to provide any of their work papers requested in connection therewith.

                  Section 6.4 Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each year.

                                   ARTICLE VII
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

                  Section 7.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

                  (a) the written consent of all the Members; or

                  (b) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

                  Section 7.2 Liquidation and Termination. On dissolution of the Company, the Members shall appoint one or more persons as liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company's business and the liquidation of its property. All proceeds from the sale or disposition of the property of the Company

                                       16
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shall, to the maximum extent permitted by law, be applied as follows:

                  (a) All of the Company's debts and liabilities shall be paid and discharged in the order of priority provided by law; and

                  (b) The balance shall be distributed to the Members in accordance with their relative respective positive Capital Account balances until such balances, if any, are reduced to zero and then the balance shall be distributed to each Member in accordance with their Percentage Interests.

                  The liquidator(s) may make distributions of the Company's assets in kind. The choice of which, if any, Company assets are to be distributed in kind shall be within the sole discretion of the liquidator(s) and shall be binding upon all Members. Unless otherwise agreed by the Members, distributions of property in kind shall be shared by all the Members in accordance with their Percentage Interests. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all the power and authority of the Officers hereunder.

                  Section 7.3 No Restoration of Negative Capital Accounts. Except as required under applicable laws of the State of Delaware, or in respect of any negative balance resulting from a distribution in contravention of this Agreement, at no time shall a Member with a negative balance in its Capital Account have an obligation to restore such negative balance.

                  Section 7.4 Cancellation of Filings. Upon completion of the distribution of Company assets as provided in Section 8.2 hereof, the Company is terminated, and the Officers shall file a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

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

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  Section 8.1 Power of Attorney. Each Member, by execution of this Agreement or a counterpart hereof, irrevocably constitutes and appoints the Officers, with full power of substitution, its agent and attorney-in-fact in its name, place and stead to make, execute, swear to, verify, acknowledge, amend, file, record, deliver and publish (a) any certificate of limited liability company or amendments to any certificate of limited liability company required to be filed on behalf of the Company pursuant to the Act, (b) a counterpart of any amendment to this Agreement for the purpose of substituting as a Member an assignee or assignees of a Member or for the purpose of admitting an additional Member, (c) a counterpart of this Agreement for the purpose of filing or recording such counterpart in any jurisdiction in which the Company may own property or transact business, (d) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company in the jurisdictions where the Company may own property or transact business, (e) any other instrument which is now or which may hereafter be required by law to be filed on behalf of the Company which does not increase the obligations of any Member, and (f) any other certificates or instruments necessary, advisable or appropriate to conduct the business and affairs of the Company which do not increase the obligations of any Member. The power of attorney granted by this
Section 8.1 is irrevocable and shall survive the assignment or transfer by any Member of all or any part of his interest in the Company and, being coupled with an interest, shall survive the incapacity or other legal disability of each such Member. Any person dealing with the Company may, without further inquiry, conclusively presume and rely upon the fact that any certificate or instrument described in this Section 8.1 and executed by such agent and attorney-in-fact is authorized, valid and binding.

                  Section 8.2 Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be

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

given either (a) in person, (b) by United States mail, certified or registered, return receipt requested, postage prepaid, (c) by prepaid telegram, telex, cable, telecopy, or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above) or (d) by expedited delivery service (charges prepaid) with proof of delivery to the following:

                  AES Ironwood, L.L.C.
                  1001 North 19th Street, Suite 2000
                  Arlington, VA 22209
                  Attn.: William R. Luraschi

                  Section 8.3 Amendment. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by all the Members.

                  Section 8.4 Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

                  Section 8.5 Entire Agreement; Waivers and Modifications.

                  (a) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous contracts, understandings, negotiations and agreements with respect to the Company and the subject matter hereof, whether oral or written.

                  (b) Any waiver or consent, express, implied or deemed, to or of any breach or default by any person in the performance by that person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the Company or any other such action. Failure on the part of a person to complain of any act of any person or to declare any person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that person of its rights with respect to that person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing and shall be delivered to the other Member in the manner set forth in Section 8.2 A Member may grant or withhold any waiver or consent in its absolute sole discretion.

                  Section 8.6 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  Section 8.7 Binding Effect; No Third-Party Beneficiaries. Subject to the restrictions set forth in Section 2.3 herein, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a third-party beneficiary contract.

                  Section 8.8 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

                  Section 8.9 Recourse Only to Member. The sole recourse of the Company or any Member for performance of the obligations of a particular Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future Member, officer, employee, servant, executive, director, agent, authorized representative or affiliate of such Member.

                  8.10 Multiple Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                  IN WITNESS WHEREOF, the Member, intending to be legally bound, has executed this Agreement as of the date first set forth above.


                                            AES Ironwood, Inc.


                                            By: /s/ William R. Luraschi
                                                --------------------------------
                                                Name:  William R. Luraschi
                                                Title: Vice President

                                   Schedule 1

                            Initial capital                 Percentage
Members                       contribution                    Interest
--------------------------------------------------------------------------------

AES Ironwood, Inc.              $10.00                          100%

                                   Schedule 2

Name                                          Title
--------------------------------------------------------------------------------

Barry J. Sharp                                Director

                                              Vice President and Chief
                                              Financial Officer

John R. Ruggirello                            Director

                                              President

Roger F. Naill                                Director

Patricia L. Rollin                            Vice President

Bart Rossi                                    Vice President

Stephen C. Dahm                               Vice President

Michael Cranna                                Vice President

Ian Miller                                    Vice President

Kevin L. Polchow                              Vice President

William R. Luraschi                           Vice President

Willard C. Hoagland III                       Treasurer

Maureen B. Shearer                            Secretary


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